Exhibit 99.1
National CineMedia, Inc. Reports Results for
Fiscal First Quarter 2024

Total revenue per attendee up 26% year-over-year

Upfront revenue up 16% and scatter revenue doubled year-over-year

Centennial, CO - May 6, 2024 - National CineMedia, Inc. (NASDAQ: NCMI) (“the Company” or “NCM”), the managing member and owner of 100.0% of National CineMedia, LLC (NCM LLC), the operator of the largest cinema advertising network reaching movie audiences in the U.S., today announced its consolidated results for the fiscal first quarter ended March 28, 2024.

“The first quarter of 2024 yet again proved the resilience of our industry-leading platform with strong performance across both the upfront and scatter marketplaces,” said Tom Lesinski, CEO of NCM. “Our revenue increased 7.2% compared to the prior period, representing the highest first quarter since the pandemic and demonstrating the continued appeal of our premium video advertising solutions. We generated our highest free cash flow in the last 15 quarters which, combined with our previously announced $100 million share repurchase program, provides us with several pathways to create value for our shareholders.”
Q1 2024 Results
Total revenue for the first quarter, ended March 28, 2024, increased 7.2% to $37.4 million as compared to $34.9 million for the comparable quarter last year. Operating loss improved to $22.7 million for the first quarter of 2024 from operating loss of $30.6 million for the first quarter of 2023. Adjusted OIBDA, a non-GAAP measure, improved to negative $5.7 million for the first quarter of 2024 from negative $10.9 million for the first quarter of 2023. Net loss for the first quarter of 2024 was $34.7 million, or negative $0.36 per diluted share, compared to net loss of $45.5 million, or negative $3.13 per diluted share, for the first quarter of 2023. As adjusted to exclude the loss on the re-measurement of the payable to ESA Parties under the tax receivable agreement, workforce reorganization costs and legal and advisor fees related to the Cineworld proceeding and NCM LLC’s Chapter 11 case, each as previously reported and described in the Company’s public filings made with the U.S. Securities and Exchange Commission, net loss per diluted share for the quarter, ended March 28, 2024, would have decreased to negative $0.19 per diluted share and net loss per diluted share for the quarter, ended March 30, 2023, would have decreased to negative $2.55 per diluted share. Adjusted OIBDA, adjusted net loss, and adjusted loss per share are non-GAAP measures. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurements.
Q2 2024 Outlook
For the second quarter of 2024, the Company expects to earn total revenue of $49.5 million to $51.5 million, compared to NCM LLC’s total revenue for the second quarter 2023 of $64.4 million, and Adjusted OIBDA in the range of $3.5 million to $4.5 million for the second quarter of 2024, compared to NCM LLC’s Adjusted OIBDA for the second quarter 2023 of $12.5 million.

Supplemental Information
Integration and other encumbered theater payments due primarily from AMC associated with Carmike Theaters for the three months, ended March 28, 2024 and March 30, 2023, were $0.2 million and $0.3 million, respectively. These payments were recorded as a reduction of an intangible asset on the Balance Sheet and are not included in operating results or Adjusted OIBDA.
Conference Call
The Company will host a conference call and audio webcast with investors, analysts, and other interested parties May 6, 2024, at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-877-300-8521 or, for international participants, 1-412-317-6026. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download, and install necessary audio software.
The replay of the conference call will be available until midnight Eastern Time, May 20, 2024, by dialing 1-844-512-2921 or, for international participants, 1-412-317-6671, and entering conference ID 10188922.
About National CineMedia, Inc.
National CineMedia (NCM) is America’s Movie Network. As the largest cinema advertising network in the U.S., we unite brands with young, diverse audiences through the power of movies and popular culture. NCM’s Noovie® pre-show is presented exclusively in 47 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 18,200 screens in over 1,400 theaters in 195 Designated Market Areas® (all of the top 50). NCM Digital and Digital-Out-Of-Home (DOOH) go beyond the big screen, extending in-theater campaigns into online, mobile, and place-based marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 100.0% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com and www.noovie.com.
Forward-Looking Statements
This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding the Company’s anticipated future financial performance. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie® show; 2) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; 3) increased competition for advertising expenditures; 4) inability to implement or achieve new revenue opportunities; 5) changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates; 6) failure to realize the anticipated benefits of the post-showtime inventory in our network; 7) technological changes and innovations; 8) economic conditions, including the level of expenditures on and perception of cinema advertising; 9) our ability to renew or replace expiring advertising and content contracts; 10) the ongoing effects of NCM LLC’s recent emergence from bankruptcy; 11) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; and 12) fluctuations in and timing of operating costs. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 28, 2023 and subsequent Quarterly Reports on Form 10-Q, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.
This press release contains references to Non-GAAP financial measures including Adjusted OIBDA (Operating Income Before Depreciation and Amortization expense, adjusted to exclude non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case). A reconciliation of these measures is available in this press release and on the investor page of the Company’s website at www.ncm.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Chan Park	Pam Workman
investors@ncm.com	press@ncm.com

NATIONAL CINEMEDIA, INC.
Condensed Consolidated Statements of Income Unaudited
($ in millions, except per share data)

	Quarter Ended
	March 28, 2024	March 30, 2023
REVENUE	$37.4	$34.9
OPERATING EXPENSES:
Network operating costs	3.6	3.9
ESA Parties and network affiliate fees	22.5	23.8
Selling and marketing costs	10.0	9.5
Administrative and other costs	13.5	20.8
Depreciation expense	1.0	1.3
Amortization expense	9.5	6.2
Total	60.1	65.5
OPERATING LOSS	(22.7)	(30.6)
NON-OPERATING EXPENSE (INCOME):
Interest on borrowings	0.4	24.0
Loss (gain) on re-measurement of the payable under the tax receivable agreement	12.3	(0.6)
Other non-operating income	(0.7)	—
Total	12.0	23.4
LOSS BEFORE INCOME TAXES	(34.7)	(54.0)
Income tax expense	—	—
CONSOLIDATED NET LOSS	(34.7)	(54.0)
Less: Net loss attributable to noncontrolling interests	—	(8.5)
NET LOSS ATTRIBUTABLE TO NCM, INC.	$(34.7)	$(45.5)

NET LOSS PER NCM, INC. COMMON SHARE
Basic	$(0.36)	$(3.13)
Diluted	$(0.36)	$(3.13)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	96,918,564	14,550,799
Diluted	96,918,564	14,550,799

NATIONAL CINEMEDIA, INC.
Selected Condensed Balance Sheet Data
Unaudited ($ in millions)

	As of
	March 28, 2024	December 28, 2023
Cash, cash equivalents and restricted cash	$60.1	$37.6
Receivables, net	$48.6	$96.6
Property and equipment, net	$15.9	$15.8
Total assets	$538.6	$567.7
Borrowings, gross	$10.0	$10.0
Total equity	$402.3	$434.5
Total liabilities and equity	$538.6	$567.7

NATIONAL CINEMEDIA, INC.
Operating Data
Unaudited

	Quarter Ended
	March 28, 2024	March 30, 2023
Total Screens (100% Digital) at Period End (1)(5)	18,297	19,642
ESA Party Screens at Period End (2)(5)	9,552	9,575
Total Attendance for Period (3)(5) (in millions)	75.8	90.0
ESA Party Attendance for Period (4)(5) (in millions)	47.1	51.6
Capital Expenditures (6) (in millions)	$1.3	$0.8

(1)	Represents the total screens within NCM LLC’s advertising network.
(2)	Represents the total ESA Party screens.
(3)	Represents the total attendance within NCM LLC’s advertising network.
(4)	Represents the total attendance within NCM LLC’s advertising network in theaters operated by the ESA Parties.
(5)	Excludes screens and attendance associated with certain AMC Carmike theaters for each period presented.
(6)	Includes certain other implementation costs associated with cloud computing arrangements.

NATIONAL CINEMEDIA, INC.
Operating Data
Unaudited
(In millions, except advertising revenue per attendee, margin and per share data)

	Quarter Ended
	March 28, 2024	March 30, 2023
Revenue breakout:
National advertising revenue	$29.5	$22.5
Local and regional advertising revenue	5.3	8.0
Total advertising revenue (excluding beverage)	$34.8	$30.5

Total revenue	$37.4	$34.9

Per attendee data:
National advertising revenue per attendee	$0.389	$0.250
Local and regional advertising revenue per attendee	$0.070	$0.089
Total advertising revenue (excluding beverage) per attendee	$0.459	$0.339
Total revenue per attendee	$0.493	$0.388
Total attendance (1)	75.8	90.0

Other operating data:
Operating loss	$(22.7)	$(30.6)
Adjusted OIBDA (2)	$(5.7)	$(10.9)
Adjusted OIBDA margin (2)	(15.2)%	(31.2)%

Loss per share - basic	$(0.36)	$(3.13)
Loss per share - diluted	$(0.36)	$(3.13)

Adjusted loss per share - diluted (2)	$(0.19)	$(2.55)

(1)	Represents the total attendance within NCM LLC’s advertising network. Excludes screens and attendance associated with certain AMC Carmike theaters for all periods presented.
(2)	Adjusted OIBDA, Adjusted OIBDA margin and adjusted loss per share are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, INC.
Non-GAAP Reconciliations
Unaudited
Adjusted OIBDA and Adjusted OIBDA Margin
Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.
Adjusted OIBDA represents operating income before depreciation and amortization expense adjusted to also exclude amortization of intangibles, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case. Our management use this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, amounts of amortization of intangibles, non-cash share-based compensation programs, impairment of long-lived assets, workforce reorganization costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case, interest rates, debt levels or income tax rates.
Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management use this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, amounts of amortization of intangibles, non-cash share-based compensation programs, impairment of long-lived assets, workforce reorganization costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case, interest rates, debt levels or income tax rates.
A limitation of both of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in NCM LLC’s business. In addition, Adjusted OIBDA and Adjusted OIBDA margin have the limitation of not reflecting the effect of the Company’s depreciation, amortization of intangibles, non-cash share-based payment costs, impairment of long-lived assets, workforce reorganization costs and fees and expenses related to involvement in the Cineworld proceeding and Chapter 11 case. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should it be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and operating margin is the most directly comparable GAAP financial measure to Adjusted OIBDA margin. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in NCM LLC’s debt agreement.
The Company has not provided a reconciliation of the forward-looking non-GAAP Adjusted OIBDA measure to forward-looking GAAP operating income due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, including the timing of revenue and charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant and are difficult to reasonably predict. Accordingly, a reconciliation of this non-GAAP measure is not available without unreasonable effort.

The following table reconciles operating loss to Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ended
	March 28, 2024	March 30, 2023
Operating loss	$(22.7)	$(30.6)
Depreciation expense	1.0	1.3
Amortization expense	9.5	6.2
Share-based compensation costs (1)	2.6	1.6
Impairment of long-lived assets (2)	0.1	—
Workforce reorganization costs (3)	1.5	—
Fees and expenses related to the Cineworld proceeding and Chapter 11 case (4)	2.3	10.6
Adjusted OIBDA	$(5.7)	$(10.9)
Total revenue	$37.4	$34.9
Adjusted OIBDA margin	(15.2)%	(31.2)%

Adjusted OIBDA	$(5.7)	$(10.9)
Integration and encumbered theater payments	0.2	0.3
Adjusted OIBDA after integration and encumbered theater payments	$(5.5)	$(10.6)

(1)
Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial tables as shown in the following table (dollars in millions).

	Quarter Ended
	March 28, 2024	March 30, 2023
Share-based compensation costs included in network costs	$0.1	$0.2
Share-based compensation costs included in selling and marketing costs	0.4	0.4
Share-based compensation costs included in administrative and other costs	2.1	1.0
Total share-based compensation costs	$2.6	$1.6

(2)	The impairment of long-lived assets primarily relates to the write down of certain property and equipment no longer in use.
(3)	Workforce reorganization costs represents redundancy costs associated with changes to the Company’s workforce implemented during the first quarter of 2024.
(4)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case during the first quarter of 2024, as well as retention related expenses.

Adjusted Net Loss and Loss per Share
Adjusted net loss and loss per share are not financial measures calculated in accordance with GAAP in the United States. Adjusted net loss and loss per share are calculated using reported net loss and loss per share and exclude the impairment of long-lived assets, workforce reorganization costs, fees and expenses related to the Cineworld proceeding and Chapter 11 case and loss on re-measurement of the payable to ESA Parties under the tax receivable agreement. Our management uses these non-GAAP financial measures as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Adjusted net loss and loss per share should not be regarded as alternatives to net loss and loss per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net loss and loss per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles as reported net loss and loss per share to adjusted net loss and loss per share excluding the impairment of long-lived assets, workforce reorganization costs, fees and expenses related to the Cineworld proceeding and Chapter 11 case and loss on re-measurement of the payable to ESA Parties under the tax receivable agreement for the periods presented (dollars in millions):

	Quarter Ended
	March 28, 2024	March 30, 2023
Net loss as reported	$(34.7)	$(45.5)
Impairment of long-lived assets (1)	0.1	—
Workforce reorganization costs (2)	1.5	—
Fees and expenses related to the Cineworld proceeding and Chapter 11 case (3)	2.3	10.6
Effect of noncontrolling interests (0% and 15.3%, respectively)	—	(1.6)
Effect of provision for income taxes (0.0% and 0.0% blended rates, respectively) (4)	—	—
Loss (gain) on re-measurement of the payable under the tax receivable agreement (5)	12.3	(0.6)
Net effect of adjusting items	$16.2	$8.4
Net loss excluding adjusting items	$(18.5)	$(37.1)

Weighted Average Shares Outstanding as reported
Diluted	96,918,564	14,550,799

Diluted loss per share as reported	$(0.36)	$(3.13)
Net effect of adjusting items	0.17	0.58
Diluted loss per share excluding adjusting items	$(0.19)	$(2.55)

(1)	The impairment of long-lived assets primarily relates to the write down of certain property and equipment no longer in use.
(2)	Workforce reorganization costs represents redundancy costs associated with changes to the Company’s workforce implemented during the first quarter of 2024.
(3)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case during the first quarter of 2024, as well as retention related expenses.

(4)	The rates utilized to tax effect the adjusting items represent the effective tax rates for the respective periods.
(5)	The loss (gain) on the re-measurement of the payable to the ESA Parties is related to the change in our payable to the ESA Parties under the tax receivable agreement resulting from a change in projected taxable income before TRA deductions for the three months ended March 28, 2024 and March 30, 2023.